Exhibit 1

AMENDED AND RESTATED JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of Seaboard Corporation, and that this Agreement be included as an Exhibit to such joint filing.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 4th day of May 2017.

SEABOARD FLOUR LLC

By:	/s/ Steven J. Bresky
	Name:	Steven J. Bresky
	Title:	Manager

SFC PREFERRED, LLC

By:	/s/ Steven J. Bresky
	Name:	Steven J. Bresky
	Title:	Manager

HAB GRANDCHILDREN’S TRUST A
HAB 2011 GIFT TRUST

By:	/s/ Steven J. Bresky
	Name:	Steven J. Bresky
	Title:	Co-Trustee

By:	/s/ Stephen M. Berman
	Name:	Stephen M. Berman
	Title:	Co-Trustee

HAB GRANDCHILDREN’S TRUST B

By:	/s/ Patricia A. Bresky
	Name:	Patricia A. Bresky
	Title:	Co-Trustee

By:	/s/ Stephen M. Berman
	Name:	Stephen M. Berman
	Title:	Co-Trustee

BRESKY FOUNDATION

By:	/s/ Steven J. Bresky
	Name:	Steven J. Bresky
	Title:	President

/s/ Steven J. Bresky
Steven J. Bresky